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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-45725 and No. 333-39944 of Hamilton Bancorp Inc. on Form S-8 of our report dated February 5, 1999, December 26, 2000, as to Note 17 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 17), appearing in this Annual Report on Form 10-K/A of Hamilton Bancorp Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
December 26, 2000